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                                   EXHIBIT 5.1


                       [LETTERHEAD OF BONDY & SCHLOSS LLP]

                                                      October 12, 2000

NexMed, Inc.
350 Corporate Boulevard
Robbinsville, New Jersey  08691


Ladies and Gentlemen:

      We are acting as counsel to NexMed, Inc., a Nevada corporation (the "Company"), in connection with Post-Effective Amendment No 1 to the Registration Statement on Form S-8 (File No. 333-93435) (the "Registration Statement"), as filed by the Company with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the "Act"), registering an additional 3,500,000 shares (the "Shares") of common stock, par value $0.001 per share, for delivery under the Company's Stock Option and Long Term Incentive Compensation Plan and Recognition and Retention Stock Incentive Plan (collectively, the "Plans").

      We are qualified to practice law in the State of New York. We express no opinion as to, and, for the purposes of the opinion set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York, the Nevada General Corporation Law and the federal securities laws of the United States of America.

      We have examined such documents as we considered necessary for the purposes of this opinion. Based on such examination, it is our opinion that the Shares have been duly authorized and, upon issuance in accordance with the Plans, will be legally issued, fully-paid and non-assessable under the laws of the State of Nevada.

      We consent to the use of this opinion as an exhibit to the Registration Statement.

      This opinion is furnished solely in connection with the filing of the Registration Statement and may not be relied upon for any other purpose.

                                                Very truly yours,

                                                /s/ Bondy & Schloss LLP
                                                BONDY & SCHLOSS LLP




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